EXHIBIT 21




                       PRINCIPAL SUBSIDIARIES OF THE COMPANY
               (All subsidiaries are wholly owned except as indicated)

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                                                               Jurisdiction of
                                                                Incorporation
                                                               ---------------
ASSOCIATES FIRST CAPITAL CORPORATION                            Delaware
 Associates National Bank (Delaware)                            United States
 Associates Bancorp Inc.                                        Delaware
 Associates Credit Card Services, Inc.                          California
 Associates Credit Card Services of Delaware, Inc.              Delaware
 Associates World Capital Corporation                           Delaware

 Associates Corporation of North America                        Delaware
  Associates Corporation of North America
   (A Texas Corporation)                                        Texas
  AFC Securities Inc.                                           Delaware
  Associates Commercial Corporation of Delaware                 Delaware
  Associates Investment Corporation                             Utah
  Associates Insurance Group, Inc.                              Delaware
  Associates Life Insurance Group, Inc.                         Delaware
  Alinco Life Insurance Company                                 Indiana
  Associates Financial Life Insurance Company                   Tennessee
  Associates Management Corporation                             Delaware
  Associates Real Estate Financial Services
   Company, Inc.                                                Delaware
  The Associates Payroll Management Service
   Company, Inc.                                                Delaware

  Associates Investment Company                                 Delaware
   Associates Diversified Services, Inc.                        Delaware

  Associates Financial Services Company, Inc.                   Delaware
   Associates Commercial Corporation                            Delaware

USL CAPITAL CORPORATION                                         Delaware
 Airlease Management Services, Inc.                             Delaware
 United States Airlease Holding, Inc.                           California
 Trust Company for USL, Inc.                                    Illinois

THE AMERICAN ROAD INSURANCE COMPANY                             Michigan
 Ford Life Insurance Company                                    Michigan
 Vista Insurance Company                                        Michigan
 Vista Life Insurance Company                                   Michigan
 Fairlane Life Insurance Company                                Arizona
 American Renaissance Insurance Company                         Arizona
 Dobco Life Insurance Company                                   Arizona

FORD MOTOR LAND DEVELOPMENT CORPORATION                         Delaware

FORD LEASING DEVELOPMENT COMPANY                                Delaware


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